UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

Amendment No. 1
to
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):               December 10, 2012

Joy Global Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-09299	39-1566457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 E. Wisconsin Avenue, Suite 2780
Milwaukee, WI 53202

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:
414-319-8500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported in the Form 8-K filed by Joy Global Inc. (the “Company”) on October 26, 2012, Eric A. Nielsen resigned as the Company’s Executive Vice President – Corporate Development effective October 22, 2012.  Mr. Nielsen completed his formal separation from the Company on December 14, 2012.  In connection with his separation, the Company and Mr. Nielsen entered into a Settlement, Waiver and Release Agreement (the “Agreement”) on December 10, 2012.  Under the terms of the Agreement, Mr. Nielsen received his bi-weekly base salary of $17,884.62 between October 22, 2012 and December 14, 2012, and will continue to receive his bi-weekly base salary in an aggregate amount of $465,000 between December 14, 2012 and December 13, 2013.  The Agreement also provides that Mr. Nielsen will be eligible to receive an annual bonus for the Company’s 2012 fiscal year, if payable.  In addition, Mr. Nielsen will receive a $10,000 lump sum payment in lieu of executive outplacement services and will have continued use of a Company automobile through June 14, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOY GLOBAL INC.
Date: December 14, 2012	By:	/s/ James E. Agnew
James E. Agnew
Vice President, Controller
and Chief Accounting Officer
(Principal Accounting Officer)